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                                                                  Exhibit (j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 17, 2002 relating to the financial statements and financial highlights appearing in the April 30, 2002 Annual Report to Shareholders of Boston Advisors Cash Reserves Fund, Boston Advisors U.S. Government Money Market Fund and Boston Advisors Tax Free Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Public Accountants" and "Financial Statements" in the Statement of Additional Information.




PricewaterhouseCoopers LLP
Boston, Massachusetts
August 27, 2002